UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

a)	On August 9, 2006, SUPERVALU INC. (the “Company”) entered into a Letter Agreement with Kevin Tripp, pursuant to which the Company has agreed to employ Mr. Tripp as Executive Vice President; President of Retail Midwest, of the Company. The agreement was effective June 2, 2006, and, subject to early termination provisions that are contained therein, will continue in effect for a term of 2 years. Mr. Tripp previously was an executive of Albertson’s, Inc., certain operations of which were acquired by the Company in a series of mergers consummated on June 2, 2006.

The agreement provides for Mr. Tripp to be paid an annual base salary of $525,000 per year and to be eligible to receive (i) a bonus based upon the Company’s attainment of certain performance goals ranging from 0% to a maximum of 140% of his base salary during each year of the term thereof, prorated for the first year of his employment; and (ii) long term incentive awards for the Company’s 2007 and 2008 fiscal years, subject to the attainment by the Company of certain performance objectives. The agreement also provides for Mr. Tripp to receive a retention incentive award in the amount of $2,639,250, provided he remains with the Company for a period of two years, that is comprised of 50% of deferred cash and 50% of restricted stock each vesting in installments during the term of the agreement, the payment of which may be accelerated upon the termination of Mr. Tripp’s employment for certain reasons specified in the agreement. In addition, the agreement restricts Mr. Tripp from engaging in certain competitive activities, soliciting certain employees of the Company for employment or business relationships, and disclosing confidential information during the term of the agreement and for a period of at least 1 year following the earlier of the expiration thereof or the termination of his employment. Under the terms of the agreement, Mr. Tripp is also entitled to receive certain compensation and benefits payable to him under the terms of a Change of Control Severance Agreement he had previously entered into with Albertson’s, Inc. and compensatory plans he participated in as an employee of Albertson’s, Inc.

The foregoing summary of the terms of the agreement entered into with Mr. Tripp is qualified in its entirety by reference to such agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

b)	On August 11, 2006, the Company entered into a Letter Agreement with Pete Van Helden, pursuant to which the Company has agreed to employ Mr. Van Helden as Senior Vice President; President of Retail West, of the Company. The agreement was effective June 2, 2006, and, subject to early termination provisions that are contained therein, will continue in effect for a term of 2 years. Mr. Van Helden previously was an executive of Albertson’s, Inc., certain operations of which were acquired by the Company in a series of mergers consummated on June 2, 2006.

The agreement provides for Mr. Van Helden to be paid an annual base salary of $467,500 per year and to be eligible to receive (i) a bonus based upon the Company’s attainment of certain performance goals ranging from 0% to a maximum of 120% of his base salary during each year of the term thereof, prorated for the first year of his employment; and (ii) long term incentive awards for the Company’s 2007 and 2008 fiscal years, subject to the attainment by the Company of certain performance objectives. The agreement also provides for Mr. Helden to receive a retention incentive award in the amount of $680,000, provided he remains with the Company for a period of two years, that is comprised of 50% of deferred cash and 50% of restricted stock each vesting in installments during the term of the agreement, the payment of which may be accelerated upon the termination of Mr. Van Helden’s employment for certain reasons specified in the agreement. In addition, the agreement restricts Mr. Van Helden from engaging in certain competitive activities, soliciting certain employees of the Company for employment or business relationships, and disclosing confidential information during the term of the agreement and for a period of at least 1 year following the earlier of the expiration thereof or the termination of his employment. Under the terms of the agreement, Mr. Van Helden is also entitled to receive certain compensation and benefits payable to him under the terms of a Change of Control Severance Agreement he had previously entered into with Albertson’s, Inc. and compensatory plans he participated in as an employee of Albertson’s, Inc.

The foregoing summary of the terms of the agreement entered into with Mr. Van Helden is qualified in its entirety by reference to such agreement, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Letter Agreement, including Appendix A thereto, dated as of August 9, 2006, between SUPERVALU INC. and Kevin Tripp.

99.2	Letter Agreement, including Appendix A thereto, dated as of August 11, 2006, between SUPERVALU INC. and Pete Van Helden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: August 15, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, Business Law,
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Letter Agreement, including Appendix A thereto, dated as of August 9, 2006, between SUPERVALU INC. and Kevin Tripp.

99.2	Letter Agreement, including Appendix A thereto, dated as of August 11, 2006, between SUPERVALU INC. and Pete Van Helden.